BofA Funds Series Trust

N-SAR 77I 77Q1(d) Disclosure

Item 77I 77Q1(d)  - Terms of New and Amended Securities Exhibits

BofA Money Market Reserves and BofA New York Tax-Exempt Reserves

On August 16, 2011, a Type 497 supplement to the registration  statement of BofA Funds Series Trust for the above-referenced  funds was filed with the SEC (Accession number 0001193125-11-224371). It is hereby incorporated by reference as part of the response to this Sub-Item 77I of Form N-SAR. This supplement disclosed the termination of certain share classes of the above-referenced funds, and provided the resultant modified disclosure to the above-referenced funds registration statement.

BofA California Tax-Exempt Reserves, BofA Cash Reserves, BofA Connecticut Municipal Reserves, BofA Government Plus Reserves, BofA Government Reserves, BofA Massachusetts Municipal Reserves, BofA Money Market Reserves, BofA Municipal Reserves, BofA New York Tax-Exempt Reserves, BofA Tax-Exempt Reserves and BofA Treasury Reserves

On September 9, 2011, a Type 497 supplement to the registration statement of BofA Funds Series Trust for the above-referenced funds was filed with the SEC (Accession number 0001193125-11-244262). It is hereby incorporated by reference as part of the response to this Sub-Item 77I of Form N-SAR. This supplement disclosed the conversions, redesignations, changes to minimum initial investment amounts and or modifications to investor eligibility criteria of certain share classes of the above-referenced funds, where applicable, and provided the resultant modified disclosure to the above-referenced funds registration statement.

BofA Cash Reserves, BofA Connecticut Municipal Reserves, BofA Government Plus Reserves, BofA Massachusetts Municipal Reserves, BofA Municipal Reserves, BofA New York Tax-Exempt Reserve, and BofA Treasury Reserves

On September 9, 2011, a Type 485(b) amendment to the registration statement of BofA Funds Series Trust for the above-referenced funds was filed with the SEC (Accession number 0001193125-11-244260). This amendment discloses the creation of certain new classes of shares of the above-referenced funds, effective October 1, 2011, and describes the characteristics of such classes of shares.